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                                                                   EXHIBIT 10.17


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AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT                BANKBOSTON, N.A.
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                                                   Date: July 1, 1999


     THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is made between

          BANKBOSTON, N.A. (hereinafter, the "LENDER"), a national banking association with offices at 100 Federal Street, Boston, Massachusetts 02110

          and

          MCK COMMUNICATIONS, INC. (THE "AGENT" OR "MCK COMMUNICATIONS"), a Nevada corporation with its principal executive offices at 313 Washington Street, Newton, Massachusetts, and MCK TELECOMMUNICATIONS INC. ("MCK TELECOMMUNICATIONS"), a Canadian company with its principal executive offices at 130 Bownes Centre, Northwest, Calgary, Alberta, Canada T3B5M5 (hereinafter, MCK Communications and MCK Telecommunications shall be referred to herein, individually and collectively, as the "BORROWER")

in consideration of the mutual covenants contained herein and benefits to be derived herefrom. This Amended and Restated Loan and Security Agreement amends and restates a certain Loan and Security Agreement dated February 23, 1998 between Borrower and Lender, as amended by a certain First Amendment to Loan and Security Agreement dated as of April 30, 1999. All capitalized terms shall have the meaning ascribed to them in EXHIBIT 9-13 hereto.

                              W I T N E S S E T H:

ARTICLE 1 - AGENTED LOAN ARRANGEMENT

     1-1. DESIGNATION OF AGENT. Each Borrower hereby designates MCK Communications as the agent of that Borrower to discharge the duties and responsibilities of the Agent as provided herein.

     1-2. OPERATION OF LOAN ARRANGEMENT. (a) Except as otherwise provided in this Article, loans and advances hereunder shall be requested solely by the Agent as agent for each Borrower.

          (b) Confirmatory assignments of accounts and accounts receivable and remittances on accounts and accounts receivable for each Borrower shall be provided to the Lender or otherwise directed in accordance with the Lender's reasonable instructions given from time to time to the Agent.


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          (c)  Any advance which may be made by the Lender under the Loan
Arrangement and which is directed to the Agent is received by the Agent in trust for that Borrower who is intended to receive such advance. The Agent shall distribute the proceeds of any such advances solely to the Borrower. Each Borrower shall be directly indebted to the Lender for each advance distributed to that Borrower by the Agent, together with all accrued interest thereon, as if that amount had been advanced directly by the Lender to that Borrower (whether or not the subject advance was based upon the accounts and/or inventory or other assets of the Borrower which actually received such distribution), in addition to which each Borrower shall be obligated to the Lender in that amount on account of that Borrower's respectively having guarantied the Liabilities.

          (d) The Lender shall have no responsibility to inquire as to the distribution of loans and advances made by the Lender through the Agent as described herein.

     1-3. LOANS DIRECTLY TO BORROWER. (a) If, for any reason, and at any time during the term of the within Agreement,

               (i) any Borrower, including the Agent, as agent for the Borrowers, shall be unable to, or prohibited from carrying out the terms and conditions of the within Agreement (as determined by the Lender in the Lender's sole and absolute discretion); or

               (ii) the Lender deems it inexpedient (in the Lender's sole and absolute discretion) to continue making loans and advances to or for the account of any particular Borrower, or to channel such loans and advances through the Agent, then the Lender may make loans and advances directly to such Borrower as the Lender determines to be expedient, which loans or advances may be made without regard to the procedures otherwise included in this Article 1.

     (b) In the event that the Lender determines to forgo the procedures included herein pursuant to which loans and advances are to be channeled through the Agent, then the Lender may designate one or more Borrower to fulfil the financial and other reporting requirements otherwise imposed herein upon the Agent.


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     (c)  Each Borrower shall remain liable to the Lender for the payment and performance of all Liabilities (which payment and performance shall continue to be secured by all collateral security granted by each Borrower) notwithstanding any determination by the Lender to cease making loans or advances to or for the benefit of any Borrower.

     1-4. CONTINUATION OF AUTHORITY OF AGENT. The authority of the Agent to request loans on behalf of, and to bind, the Borrowers, shall continue unless and until the Lender acts as provided in Section 1-3, above, or the Lender actually receives:

          (a)  written notice of: (i) the termination of such authority, and
     (ii) the subsequent appointment of a successor Agent, which notice is signed by the respective Presidents of each Borrower (other than the President of the Agent being replaced) then eligible for borrowing under the within Agreement; and

          (b) written notice from such successive Agent (i) accepting such appointment; (ii) acknowledging that such removal and appointment has been effected by the respective Presidents of such Borrowers eligible for borrowing under the within Agreement; and (iii) acknowledging that from and after the date of such appointment, the newly appointed Agent shall be bound by the terms hereof, and that as used herein, the term "Agent" shall mean and include the newly appointed Agent.

     1-5. INDEMNIFICATION. The Agent and each Borrower respectively shall indemnify, defend, and save and hold the Lender harmless from and against any liabilities, claims, demands, expenses, or losses made against or suffered by the Lender on account of, or arising out of, the Loan Arrangement, the Lender's reliance upon loan requests made by the Agent, or any other action taken by the Lender hereunder or under any of the Lender's various agreements with the Agent and/or any Borrower and/or any other person arising under the loan arrangement contemplated herein except for any liability, claim, demand, expense, or loss as to which a final judicial determination is made and from which no appeal is available (in a proceeding in which the Lender has had an opportunity to be


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heard) that the Lender had acted in a grossly negligent manner or in actual bad faith.


ARTICLE 2 - THE LINES OF CREDIT.

     2-1. ESTABLISHMENT OF REVOLVING CREDIT. (a) The Lender hereby establishes a Two Million Dollar revolving line of credit (hereinafter, the "REVOLVING CREDIT") in the Borrower's favor pursuant to which the Lender, subject to, and in accordance with, the within Agreement, shall make loans and advances and otherwise provide financial accommodations to and for the account of the Borrower. The amount of the Revolving Credit shall be determined by the Lender by reference to Availability (as defined herein). All loans made by the Lender under this Agreement, and all of the Borrower's other Liabilities (as defined below) to the Lender under or pursuant to this Agreement, are payable as provided herein.

          (b) Availability shall be based upon Borrowing Base Certificates furnished as provided in Section 5-3, below.

          (c) The proceeds of borrowings under the Revolving Credit shall be used solely for working capital purposes and the issuance of letters of credit on behalf of Borrower.

     2-2. ESTABLISHMENT OF EQUIPMENT LINE. (a) The Lender hereby establishes a non-revolving line of credit (hereinafter, the "EQUIPMENT LINE") in the Borrower's favor pursuant to which the Lender, subject to and in accordance with the within Agreement, shall make loans and advances and otherwise provide financial accommodations to and for the account of the Borrower. The amount of the Equipment Line shall be equal to the Equipment Line Availability (as defined below), as determined by the Lender from time to time hereafter.


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          (b) As used herein, the term "EQUIPMENT LINE AVAILABILITY" refers at any time to the lesser of (i) or (ii), below:

               (i)  Five Hundred Thousand Dollars ($500,000.00).

               (ii) Eighty percent (80%) of Equipment approved from time to time by Lender, excluding taxes, shipping, warranty charges, freight discounts, installation expense, and software.

          (c) At the time of each advance request under the Equipment Line, Agent shall deliver to Lender, an invoice for the Equipment to be purchased.

          (d) The proceeds of borrowings under the Equipment Line shall be used solely to purchase Equipment to be used in the operation of Borrower's business.

          (e) The Lender shall not be required to make any loans or advances under the Equipment Line after September 30, 1999 (the "EQUIPMENT LINE AVAILABILITY END DATE"). The outstanding balance of the Equipment Line on the Equipment Line Availability End Date shall be repaid as provided in Sections 2-5 and 2-6.

     2-3. PROCEDURES UNDER REVOLVING CREDIT AND EQUIPMENT LINE. The Agent may request loans and advances under the Revolving Credit and the Equipment Line from time to time hereunder, in each instance in accordance with such procedures as may from time to time be acceptable to the Lender.

     2-4. THE MASTER NOTES. The obligation to repay loans and advances under the Revolving Credit and the Equipment Line, with interest as provided herein, shall be evidenced by certain notes (hereinafter, collectively referred to as the "MASTER NOTE", and individually as the "REVOLVING CREDIT MASTER NOTE" and the "EQUIPMENT LINE MASTER NOTE", respectively) in the form executed by the Borrower this date. Neither the original nor a copy of the Master Note shall be required, however, to establish or prove any Liability. In the event that the Master Note is ever lost, mutilated, or destroyed, the Borrower shall execute a replacement


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thereof and deliver such replacement to the Lender upon execution by Lender of the Lender's standard lost note indemnity agreement.

     2-5. PAYMENT OF LOAN ACCOUNTS.

          (a) REVOLVING CREDIT. The Borrower may repay all or any portion of the principal balance of the Revolving Credit from time to time prior to the termination of the Revolving Credit (as to which, see Article 8, below). The Borrower, without notice or demand from the Lender, shall pay the Lender that amount, from time to time, which is necessary so that the principal balance of the Revolving Credit does not exceed Availability. The Borrower shall pay interest accruing on the principal balance of the Revolving Credit in accordance with Section 2-6 hereof. The Borrower shall repay the then entire unpaid balance of the Revolving Credit on the Revolving Credit Termination Date (as to which, see Article 8 below).

          (b) EQUIPMENT LINE. Beginning on the first day of the month following the Equipment Line Availability End Date, and continuing on the first day of every calendar month thereafter, the Borrower shall make thirty-six (36) monthly payments of (i) principal, which payments shall be computed by the Lender based upon (A) the then outstanding principal balance of the Equipment Line, and (B) an amortization schedule of thirty-six (36) months, plus (ii) interest on the outstanding principal balance. The Borrower, without notice or demand from the Lender, shall pay the Lender that amount, from time to time, which is necessary so that the principal balance of the Equipment Line does not exceed the Equipment Line Availability. The final payment shall be equal to the principal amount outstanding, together with all other amounts outstanding under the Equipment Line. Any principal prepayments shall be applied to principal payments due under the Equipment Line in the inverse order of maturity. Notwithstanding the foregoing, the Borrower shall repay all then outstanding amounts under the Equipment Line on the Equipment Line Termination Date (as to which, see Article 8 below).


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     2-6. INTEREST.

          (a) REVOLVING CREDIT. The unpaid principal balance of the Revolving Credit shall bear interest, until repaid (calculated based upon a 360-day year and actual days elapsed), at the Lender's Base Rate (defined below). Following the occurrence of any Event of Default (and whether or not the Lender exercises the Lender's rights on account thereof), all loans and advances made under the Revolving Credit shall bear interest at a rate which is the aggregate of that provided for above, plus three (3.0%) percent per annum. Accrued interest under the Revolving Credit shall be payable (i) monthly in arrears on the first day of each month, or, if such day is not a business day, then the first business day of such month, and
     (ii) on the Revolving Credit Termination Date (defined below).

          (b) EQUIPMENT LINE. The unpaid principal balance of the Equipment Line shall bear interest, until repaid (calculated based upon a 360-day year and actual days elapsed), at the per annum rate equal to the aggregate of Lender's Base Rate (defined below), PLUS One-Half of One percent (0.50%). Following the occurrence of any Event of Default (and whether or not the Lender exercises the Lender's rights on account thereof), all loans and advances made under the Equipment Line shall bear interest at a rate which is the aggregate of that provided for above, plus three (3.0%) percent per annum. Accrued interest under the Equipment Line shall be payable (i) monthly in arrears on the first day of each month, or, if such day is not a business day, then the first business day of such month, and
     (ii) on the Equipment Line Termination Date (defined below).

     2-7. FACILITY FEE. The Lender shall have earned an Facility Fee (hereinafter, the "FACILITY FEE") in an amount equal to Five Thousand and 00/100 Dollars ($5,000.00). The Borrower shall not be entitled to any credit, rebate or repayment of the Facility Fee notwithstanding any termination of this Agreement or suspension or termination of the Lender's obligation to make loans and advances hereunder.


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ARTICLE 3 - GRANT OF SECURITY INTEREST

     3-1. GRANT OF SECURITY INTEREST. To secure the Borrower's prompt, punctual, and faithful performance of all and each of the Borrower's Liabilities, the Borrower hereby grants to the Lender a continuing security interest in and to, and assigns to the Lender, the following, and each item thereof, whether now owned or now due, or in which the Borrower has an interest, or hereafter acquired, arising, or to become due, or in which the Borrower obtains an interest, and all products, Proceeds, substitutions, and accessions of or to any of the following (all of which, together with any other property in which the Lender may in the future be granted a security interest, is referred to herein as the "COLLATERAL"):

          (a)  All Accounts and Accounts Receivable.

          (b)  All Inventory.

          (c)  All Contract Rights.

          (d)  All General Intangibles.

          (e)  All Equipment.

          (f)  All Goods.

          (g)  All Fixtures.

          (h)  All Chattel Paper.
          (i) All books, records, and information relating to the Collateral and/or to the operation of the Borrower's business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded, and maintained.


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          (j)  All Instruments, Documents of Title, Documents, policies and certificates of insurance, Securities, deposits, deposit accounts, impressed accounts, compensating balances, money, cash, or other property;

          (k) All insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing ((a) - (j)) or otherwise.

          (l) All liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing including the right of stoppage in transit.

     3-2. EXTENT AND DURATION OF SECURITY INTEREST. The within grant of a security interest is in addition to, and supplemental of, any security interest previously granted by the Borrower to the Lender and shall continue in full force and effect applicable to all Liabilities until all Liabilities have been paid and/or satisfied in full and the security interest granted herein is specifically terminated in writing by a duly authorized officer of the Lender.

ARTICLE 4 - GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

     To induce the Lender to establish the loan arrangement contemplated herein and to make loans and advances and to provide financial accommodations under the Revolving Credit and the Equipment Line each of which loans shall be deemed to have been made in reliance thereupon the Borrower, in addition to all other representations, warranties, and covenants made by the Borrower in any other Loan Document, makes those representations, warranties, and covenants included in the within Agreement.

     4-1. DUE ORGANIZATION - CORPORATE AUTHORIZATION - NO CONFLICTS. (a) MCK Communications presently is and shall hereafter remain in good standing as a Nevada corporation and is and shall hereafter remain duly qualified and


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     in good standing in every other State in which, by reason of the nature or location of MCK Communications' assets or operation of MCK Communications' business, such failure to qualify or be in good standing may have a material adverse affect on MCK Communications' business.

          (b) MCK Telecommunications presently is and shall hereafter remain in good standing as a corporation formed under the laws of the Province of Alberta, Canada and is and shall hereafter remain duly qualified and in good standing in every other State in the United States in which, by reason of the nature or location of MCK Telecommunications' assets or operation of MCK Telecommunications' business, such failure to qualify or be in good standing may have a material adverse affect on MCK Telecommunications' business.

          (c) The Borrower has all requisite corporate power and authority to execute and deliver to the Lender all and singular the Loan Documents to which the Borrower is a party and has and will hereafter retain all requisite corporate power to perform all and singular the Liabilities.

          (d) The Loan Documents have been duly executed and delivered by Borrower and are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

     4-2. MAINTAIN ACCOUNTS. To permit the Lender to monitor the Borrower's financial performance and condition, the Borrower shall maintain at all times all of the Borrower's primary depository and operating accounts with the Lender.

     4-3. INTELLECTUAL PROPERTY. (a) The Borrower owns and possesses, or has the right to use, all patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, and other intellectual or proprietary property of any third Person necessary for the Borrower's conduct of the Borrower's business.


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          (b)  The conduct by the Borrower of the Borrower's business does not, to the knowledge of the Borrower, infringe on the patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, or other intellectual or proprietary property of any third Person.

          (c) All patents, trademarks, copyrights, and other intellectual property owned or used by the Borrower are listed on EXHIBIT 4-3, annexed hereto.

     4-4. INSURANCE POLICIES. (a) EXHIBIT 4-4, annexed hereto, is a schedule of all insurance policies owned by the Borrower or under which the Borrower is the named insured. Each of such policies is in full force and effect. Neither the issuer of any such policy (to the Borrower's knowledge) nor the Borrower is in default or violation of any such policy.


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          (b)  The Borrower shall have and maintain at all times insurance covering such risks, in such amounts, containing such terms, in such form, for such periods, and written by such companies as may be reasonably satisfactory to the Lender. All insurance carried by the Borrower shall provide for a minimum of thirty (30) days' written notice of cancellation to the Lender and all such insurance which covers the Collateral shall include an endorsement in favor of the Lender, which endorsement shall provide that the insurance, to the extent of the Lender's interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of the Borrower or by the failure of the Borrower to comply with any warranty or condition of the policy. In the event of the failure by the Borrower to maintain insurance as required herein, the Lender, at its option, may obtain such insurance, provided, however, the Lender's obtaining of such insurance shall not constitute a cure or waiver of any Event of Default occasioned by the Borrower's failure to have maintained such insurance. The Borrower shall furnish to the Lender certificates or other evidence satisfactory to the Lender regarding compliance by the Borrower with the foregoing insurance provisions.

          (c) The Borrower shall advise the Lender of each claim or claims in excess of $250,000.00, in the aggregate, made by the Borrower under any policy of insurance which covers the Collateral and will permit the Lender, at the Lender's option in each instance, to the exclusion of the Borrower, to conduct the adjustment of each such claim The Borrower hereby appoints the Lender as the Borrower's attorney in fact to obtain, adjust, and settle any insurance described in this section and to endorse in favor of the Lender any and all drafts and other instruments with respect to such insurance. The within appointment, being coupled with an interest, is irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Lender. The Lender shall not be liable on account of any exercise pursuant to said power except for any exercise in actual willful misconduct and bad faith. Prior to the occurrence of an Event of Default, the Lender may apply any insurance proceeds in excess of $500,000.00 against the Liabilities, whether or not such have matured, in such order of application as the Lender may determine.


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After the occurrence of an Event of Default, the Lender may apply insurance proceeds of any amount against the Liabilities.

          (d) The Borrower shall maintain at all times those policies of insurance now or hereafter obtained by the Borrower and assigned to the Lender.

     4-5. LICENSES. EXHIBIT 4-5, annexed hereto, is a schedule of all material license, distributor, franchise, and similar agreements issued to, or to which the Borrower is a party, with the exception of any licenses conveyed in connection with goods sold by the Borrower in the ordinary course of business. Each of such agreements is in full force and effect. The Borrower is not in default or violation of any such agreement and the Borrower has not received any notice or threat of cancellation of any such agreement.

     4-6. LITIGATION. There is not presently pending or threatened by or against the Borrower any suit, action, proceeding, or investigation which, if determined adversely to the Borrower, would have a material adverse effect upon the Borrower's financial condition or ability to conduct its business as such business is presently conducted or is contemplated to be conducted in the foreseeable future. The Borrower shall promptly notify the Lender of the commencement of any suit, action, proceeding, or investigation brought against the Borrower.

     4-7. ADDITIONAL ASSURANCES. The Borrower shall execute and deliver to the Lender such instruments, documents, and papers, and shall do all such things from time to time hereafter as the Lender may request to carry into effect the provisions and intent of this Agreement and to comply with all applicable statutes and laws.


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     4-8. ADEQUACY OF DISCLOSURE. (a) All financial statements furnished to the
     Lender by the Borrower have been prepared in accordance with GAAP consistently applied and present fairly the condition of the Borrower at the date(s) thereof and the results of operations and cash flows for the period(s) covered. There has been no change in the financial condition, results of operations, or cash flows of the Borrower since the date(s) of such financial statements, other than changes in the ordinary course of business, which changes have not been materially adverse, either singularly or in the aggregate.

          (b) No document, instrument, agreement, or paper now or hereafter given the Lender by or on behalf of the Borrower or any guarantor of the Liabilities in connection with the Lender's execution of the within Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading. There is no fact known to the Borrower which has, or which, in the foreseeable future could have, a material adverse effect on the financial condition of the Borrower or any such guarantor which has not been disclosed in writing to the Lender.

ARTICLE 5 - FINANCIAL AND OTHER REPORTING REQUIREMENTS/ FINANCIAL COVENANTS.

     5-1. MAINTAIN RECORDS. The Borrower shall at all times:

          (a) Keep proper books of account, in which full, true, and accurate entries shall be made of all of the Borrower's transactions, all in accordance with GAAP applied consistently with prior periods to fairly reflect the financial condition of the Borrower at the close of, and its results of operations for, the periods in question.

          (b) Retain independent certified public accountants who are reasonably satisfactory to the Lender and instruct such accountants to fully cooperate with, and be available to, the Lender to discuss the


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     Borrower's financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Lender.

          (c) Not change the Borrower's fiscal year without the Lender's prior written consent, which shall not be unreasonably withheld.

          (d)  Not change the Borrower's taxpayer identification number.

     5-2. ACCESS TO RECORDS. The Borrower shall accord the Lender and the Lender's representatives with access from time to time as the Lender and such representatives may require to all properties owned by or over which the Borrower has control. The Lender, and the Lender's representatives, shall have the right, and the Borrower will permit the Lender and such representatives from time to time as the Lender and such representatives may request, upon reasonable notice, and during normal business hours(except after the occurrence of an Event of Default), to examine, inspect, copy, and make extracts from any and all of the Borrower's books, records, electronically stored data, papers, and files. The Borrower shall make all of the Borrower's copying facilities available to the Lender.

     5-3. MONTHLY REPORTS; BORROWING BASE CERTIFICATE; ACCOUNTS RECEIVABLE AGING. Provided that amounts are outstanding under the Revolving Credit, the Borrower shall provide the Lender with a Borrowing Base Certificate (in such form as the Lender may specify from time to time) together with a detailed accounts receivable aging at such time or times as the Lender may request, but not less frequently than monthly, within thirty (30) days of the close of the subject month.

     5-4. QUARTERLY REPORTS. Quarterly, for each fiscal quarter of the Borrower (including the last fiscal quarter) within forty-five (45) days of the close of the subject fiscal quarter, the Borrower shall furnish the Lender with a balance sheet, income statement, and Statement of Cash Flow. Such financial information shall include a comparison of the current year to date information with the original projections for the subject period, and with the financial information


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for the same period for the previous year. The Borrower shall also provide the
Lender, on a quarterly basis, with copies of all financial information and materials delivered to the Board of Directors of the Borrower, which relate primarily to the financial operations of the Borrower, during the subject fiscal quarter.

     5-5. ANNUAL REPORTS. (a) Annually, within ninety (90) days following the end of the Borrower's fiscal year, the Borrower shall furnish the Lender with an original signed counterpart of the Borrower's annual audited financial statement, which statement shall have been prepared by, and bear the unqualified opinion of, the Borrower's independent certified public accountants (i.e. said statement shall be "certified" by such accountants). Such annual statement shall include, at a minimum (with comparative information for the then prior fiscal year) a balance sheet, income statement and statement of cash flow. Upon the Lender's request, the Borrower shall also provide the Lender with any letter delivered to the Borrower by its certified public accountant with such certified public accountant's recommendations to the Borrower.

          (b) The Borrower shall also provide the Lender, prior to the close of the Borrower's fiscal year end, with a management prepared pro forma balance sheet, income statement and cash flow statement, broken down by quarter for the following fiscal year. Such pro forma financial statement shall also be provided to the Lender within ten (10) days of any Board-approved change in the information provided therein.

     5-6. ADDITIONAL REPORTS. The Borrower shall deliver to the Lender within five (5) days of filing, copies of all statements, reports and notices sent or made available generally by the Borrower to its security holders or to any holders of Subordinated Debt.


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     5-7. OFFICERS' CERTIFICATES. The Borrower shall cause the Borrower's Chief
Financial Officer or President to provide a Certificate with those quarterly, and annual statements to be furnished pursuant to this Agreement, which Certificate shall:

          (a) Indicate that the subject statement was prepared in accordance with GAAP consistently applied, and presents fairly the financial condition of the Borrower at the close of, and the results of the Borrower's operations and cash flows for, the period(s) covered, subject, however to usual year end adjustments.

          (b) Indicate either that (i) no Event of Default has occurred or (ii) if such an event has occurred, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by the Borrower to be taken on account thereof.

          (c) Include calculations concerning the Borrower's compliance (or failure to comply) at the date of the subject statement with each of the financial performance covenants included in Section 5-10, below.

     5-8. ADDITIONAL FINANCIAL INFORMATION. In addition to the foregoing, the Borrower promptly shall provide the Lender with such other and additional information concerning the Borrower, the operation of the Borrower's business, and the Borrower's financial condition, including original counterparts of financial reports and statements, as the Lender may from time to time request from the Borrower.

     5-9. AUDITS. The Lender may from time to time but not more often than annually prior to the occurrence of an Event of Default, conduct commercial finance audits of the Borrower's books and records (in each event, at the Borrower's expense).

     5-10. FINANCIAL PERFORMANCE COVENANTS; COMPLIANCE CERTIFICATE. The Borrower shall observe and comply with those financial performance covenants set forth on EXHIBIT 5-10, annexed hereto, which shall be tested on a monthly or quarterly basis (except as provided in EXHIBIT 5-10). The Borrower shall provide the Lender with a Compliance Certificate (so referred to herein) indicating the status of the financial performance requirements, within thirty (30) days of the close of each month and within forty-five (45) days of the close of each fiscal quarter, as applicable. The Compliance Certificate shall be in form of presentation acceptable to the Lender.

ARTICLE 6 - NEGATIVE COVENANTS

     Borrower covenants and agrees that, until payment in full of the outstanding Liabilities or for so long as Lender may have any commitment to make any loans or advances, Borrower will not do any of the following:

     6-1. DISPOSITIONS. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), all or any part of its business or property, other than Transfers: (i) of inventory in the ordinary course of business, (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower in the ordinary course of business; (iii) that constitute payment of normal and usual operating expenses in the ordinary course of business;; or (iv) of worn-out or obsolete equipment.

     6-2. CHANGES IN BUSINESS. Engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto).

     6-3. DIVIDENDS OR INVESTMENTS. The Borrower shall not, without the prior written consent of the Lender:

          (a) Pay any cash dividend or make any other distribution in respect of any class of the Borrower's capital stock.

          (b) Own, redeem, retire, purchase, or acquire any of the Borrower's capital stock, except pursuant to Stock Purchase Agreements been the

     Borrower and certain employees, up to a maximum amount of $250,000.00 per year, in the aggregate.

          (c) Invest in or purchase any stock or securities or rights to purchase any such stock or securities, of any corporation or other entity.

          (d) Merge or consolidate or be merged or consolidated with or into any other corporation or other entity.

          (e) Consolidate any of the Borrower's operations with those of any other corporation or other entity.

          (f)  Organize or create any Related Entity.

          (g) Subordinate any debts or obligations owed to the Borrower by any third party to any other debts owed by such third party to any other Person.

     6-4. LOANS. (a) The Borrower shall not make any loans or advances to, nor acquire the Indebtedness of, any Person, other than advance payments made to the Borrower's suppliers in the ordinary course or to the Borrower's employees for travel and related expenses.

          (b) The Borrower shall not become indebted to any Person for borrowed money other than the Lender, except for (i) trade indebtedness incurred in the ordinary course of business, and (ii) subordinated indebtedness consented to by the Lender in writing.

     6-5. TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

ARTICLE 7 - EVENTS OF DEFAULT.

     The occurrence of any event described in this Article 7 respectively shall constitute an "EVENT OF DEFAULT" herein. Upon the occurrence of any Event of Default described in Section 7-9, any and all Liabilities shall become due and payable at the option of Lender, without any further act on the part of the Lender. Upon the occurrence of any Event of Default, or the entry of any order for relief with respect to the Borrower under the Bankruptcy Code, any and all Liabilities of the Borrower to the Lender shall become immediately due and payable, at the option of the Lender and without notice or demand. At the option of Lender, the occurrence of any Event of Default shall also constitute, without notice or demand, a default under all other agreements between the Lender and the Borrower and instruments and papers given the Lender by the Borrower, whether such agreements, instruments, or papers now exist or hereafter arise.

     7-1. FAILURE TO PAY REVOLVING CREDIT OR THE EQUIPMENT LINE. The failure by the Borrower to pay any amount when due under the Revolving Credit or the Equipment Line, or any other Liability.

     7-2. FAILURE TO PERFORM COVENANT OR LIABILITY. The failure by the Borrower to promptly, punctually, faithfully and timely perform or discharge, or to comply with, any covenant to or with the Lender or any Liability.

     7-3. MISREPRESENTATION. The determination by the Lender that any representation or warranty at any time made by the Borrower to the Lender, was not true or complete when given.

     7-4. ACCELERATION OF OTHER DEBT. The occurrence of any event such that any Indebtedness of the Borrower to any creditor other than the Lender in excess of $25,000.00 has been accelerated.

     7-5. DEFAULT UNDER OTHER AGREEMENTS. The occurrence of any breach or default under any agreement (a) between the Lender and the Borrower or instrument or paper given the Lender by the Borrower, whether such agreement, instrument, or paper now exists or hereafter arises (notwithstanding that the Lender may not have exercised its rights upon default under any such other agreement, instrument or paper), or (b) the occurrence of any event of default (after the expiration of any applicable grace or cure periods) in the Borrower's agreements with Summit Partners.

     7-6. CASUALTY LOSS; NON-ORDINARY COURSE SALES. The occurrence of any (a) uninsured loss, theft, damage, or destruction of or to any material portion of the Borrower's assets, or (b) sale (other than sales in the ordinary course of business) of any material portion of the Borrower's assets.

     7-7. JUDGMENT; RESTRAINT OF BUSINESS. (a) The service of process upon the Lender seeking to attach, by trustee, mesne, or other process, any of the Borrower's funds on deposit with, or assets of the Borrower in the possession of, the Lender.

          (b) The entry of any judgment against the Borrower, which judgment is not satisfied (if a money judgment) or appealed from (with execution or similar process stayed) within thirty (30) days of its entry.

          (c) The entry of any order or the imposition of any other process having the force of law, the effect of which is to restrain in any material way the conduct by the Borrower of its business in the ordinary course.

     7-8. BUSINESS FAILURE. Any act by, against, or relating to the Borrower, or its property or assets, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, over all, or any part of the Borrower's property; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of the Borrower, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for the Borrower; or the offering by or entering into by the Borrower of any composition, extension, or any other arrangement seeking relief from or extension of the debts of the Borrower, or the initiation of any other judicial or non-judicial proceeding or agreement by, against, or including the Borrower which seeks or intends to accomplish a reorganization or arrangement with creditors (however, it shall not be an Event of Default hereunder until the earlier of (x) the entry of an order for relief against the Borrower, or (y) the expiration of thirty
(30) days without dismissal of such complaint, application, or petition if such complaint, application or petition filed against the Borrower was not filed by or at the direction of the Borrower or any related entity, and is being diligently contested).

     7-9. BANKRUPTCY. The failure by the Borrower to generally pay the debts of the Borrower as they mature; adjudication of bankruptcy or insolvency relative to the Borrower; the entry of an order for relief or similar order with respect to the Borrower in any proceeding pursuant to The Bankruptcy Code or any other federal bankruptcy law; the filing of any complaint, application, or petition by or against the Borrower initiating any matter in which the Borrower is or may be granted any relief from the debts of the Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure (however, it shall not be an Event of Default hereunder until the earlier of (x) the entry of an order for relief against the Borrower, or (y) the expiration of thirty (30) days without dismissal of such complaint, application, or petition if such complaint, application or petition filed against the Borrower was not filed by or at the direction of the Borrower or any related entity, and is being diligently contested).

     7-10. CHANGE IN CONTROL. Any change in the ownership of the capital stock of the Borrower such that those Persons who, at the execution of the within Agreement, Control the Borrower, no longer so Control the Borrower.

ARTICLE 8 - TERM OF AGREEMENT.

     8-1. TERMINATION OF REVOLVING CREDIT AND EQUIPMENT LINE.

          (a) REVOLVING CREDIT. Unless demand is sooner made by the Lender upon or after the occurrence of an Event of Default hereunder, the term of the Borrower's ability to request new loans or advances under the Revolving Credit shall be terminated and all Liabilities under the Revolving Credit shall be immediately due and payable in full upon the sooner of (the "REVOLVING CREDIT TERMINATION DATE"): (i) the entry of any order for relief with respect to the Borrower under the Bankruptcy Code, or (ii) April 13, 2000.

          (b) EQUIPMENT LINE. Unless demand is sooner made by the Lender upon or after the occurrence of an Event of Default hereunder, the Equipment Line shall be terminated and all Liabilities under the Equipment Line shall be immediately due and payable in full upon the sooner of (the "EQUIPMENT LINE TERMINATION DATE"): (i) the entry of any order for relief with respect to the Borrower under the Bankruptcy Code, or (ii) September 30, 2002.

     8-2. All amounts borrowed or advanced upon the Revolving Credit shall be repaid as provided in Sections 2-5 and 2-6, and as otherwise provided hereunder.

     8-3. All amounts borrowed or advanced upon the Equipment Line shall be repaid as provided in Sections 2-5 and 2-6, and as otherwise provided hereunder.

     8-4. The within Agreement shall continue in full force and effect applicable to all Liabilities until all Liabilities have been paid and/or satisfied in full and the within Agreement is specifically terminated in writing by a duly authorized officer of the Lender.

ARTICLE 9 - GENERAL.

     9-1. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Borrower and the Borrower's representatives, successors, and assigns and shall enure to the benefit of the Lender and the Lender's successors and assigns PROVIDED, HOWEVER, no trustee or other fiduciary appointed with respect to the

Borrower shall have any rights hereunder. In the event that the Lender assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of the Lender hereunder and the Lender shall thereupon be discharged and relieved from its duties and obligations hereunder.

     9-2. SEVERABILITY. Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

     9-3. AMENDMENTS; COURSE OF DEALING. This Agreement and the other Loan Documents incorporate all discussions and negotiations between the Borrower and the Lender, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. No failure by the Lender to give notice to the Borrower of the Borrower's having failed to observe and comply with any warranty or covenant included in any Loan Document shall constitute a waiver of such warranty or covenant or the amendment of the subject Loan Document.

     9-4. POWER OF ATTORNEY. In connection with all powers of attorney included in this Agreement, the Borrower hereby grants unto the Lender full power to do any and all things necessary or appropriate in connection with the exercise of such powers as fully and effectually as the Borrower might or could do, which power of attorney SHALL ONLY BE EFFECTIVE UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement. No power of attorney set forth in this Agreement shall be affected by any disability or incapacity suffered by the Borrower and each shall survive the same. All powers conferred upon the Lender by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated.

     9-5. LENDER'S COSTS AND EXPENSES. The Borrower shall pay on demand all Costs of Collection and all reasonable expenses of the Lender in connection with the preparation, execution, and delivery of this Agreement, and any and all documents, instruments and agreements delivered to the Lender in connection herewith, whether evidencing the Liabilities, or granting the Lender certain rights with respect to the Borrower, or its shares of stock, and of any Loan Documents, whether now existing or hereafter arising, and all other reasonable expenses which may be incurred by the Lender in preparing or amending this Agreement and all other agreements, instruments, and documents related thereto, or otherwise incurred with respect to the Liabilities. The Borrower specifically authorizes the Lender to pay all such fees and expenses and in the Lender's discretion, to add such fees and expenses to the Loan Account.

     9-6. COPIES AND FACSIMILES. This Agreement and all documents which relate thereto, which have been or may be hereinafter furnished the Lender may be reproduced by the Lender by any photographic, microfilm, xerographic, digital imaging, or other process, and the Lender may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).

     9-7. MASSACHUSETTS LAW. This Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the laws of The Commonwealth of Massachusetts.

     9-8. CONSENT TO JURISDICTION. The Borrower agrees that any legal action, proceeding, case, or controversy against the Borrower with respect to any Loan Document may be brought in the Superior Court of Suffolk County Massachusetts or in the United States District Court, District of Massachusetts, sitting in Boston, Massachusetts, as the Lender may elect in the Lender's sole discretion. By execution and delivery of this Agreement, the Borrower, for itself and in respect of its property, accepts, submits, and consents generally and unconditionally, to the jurisdiction of the aforesaid courts.

     9-9. INDEMNIFICATION. The Borrower shall indemnify, defend, and hold the Lender and any employee, officer, or agent of the Lender (each, an "INDEMNIFIED PERSON") harmless of and from any claim brought or threatened against any Indemnified Person by the Borrower, any guarantor or endorser of the Liabilities, or any other Person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of the Lender's relationship with the Borrower or any other guarantor or endorser of the Liabilities (each of which may be defended, compromised, settled, or pursued by the Indemnified Person with counsel of the Lender's selection, but at the expense of the Borrower) other than any claim as to which a final determination is made in a judicial proceeding (in which the Lender and any other Indemnified Person has had an opportunity to be heard), which determination includes a specific finding that the Indemnified Person seeking indemnification had acted in a grossly negligent manner or in actual bad faith. The within indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Lender in favor of the Borrower.

     9-10. AGREEMENT CONTROLLING. The Loan Documents shall be construed and interpreted in a harmonious manner, provided, however, in the event of any inconsistency between the provisions of the within Agreement and any other Loan Document, the provisions of the within Agreement shall govern and control.

     9-11. CONFIDENTIALITY. Lender shall maintain the confidentiality of any non-public information received pursuant to this Agreement, provided, however, that disclosure of such information may be made: (i) to the subsidiaries or affiliates of Lender, (ii) to prospective transferees or purchasers of the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Lender, and (v) as may be appropriate in connection with the exercise of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Lender when disclosed to Lender, or becomes part of the public domain after disclosure to Lender through no fault of Lender; or (b) is disclosed to Lender by a third party, provided Lender does not have actual knowledge that such third party is prohibited from disclosing such information.

     9-12. RIGHT OF SET-OFF. Any and all deposits or other sums at any time credited by or due to the undersigned from the Lender and any cash, securities, instruments or other property of the undersigned in the possession of the Lender, whether for safekeeping or otherwise (regardless of the reason the Lender or the Participant had received the same) shall at all times constitute security for all Liabilities and for any and all obligations of the undersigned to the Lender, and may be applied or set off against the Liabilities and against the obligations of the undersigned to the Lender including, without limitation, those arising hereunder, at any time after such are then due.

     9-13. WAIVERS. (a) The Borrower (and all guarantors, endorsers, and sureties of the Liabilities) make each of the waivers included in Subsection
(b), below, knowingly, voluntarily, and intentionally, and understands that the Lender, in entering into the financial arrangements contemplated hereby and in providing loans and other financial accommodations to or for the account of the Borrower as provided herein, whether not or in the future, is relying on such waivers.

     (b) THE BORROWER, AND EACH SUCH GUARANTOR, ENDORSER, AND SURETY RESPECTIVELY WAIVES THE FOLLOWING:

          (i) Except as otherwise specifically required hereby, notice of non-payment, demand, presentment, protest and all forms of demand and notice, both with respect to the Liabilities.

          (ii) Except as otherwise specifically required hereby, the right to notice and/or hearing prior to the Lender's exercising of the Lender's rights upon default.

          (iii) THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE LENDER OR IN WHICH THE LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN THE BORROWER OR ANY OTHER PERSON AND THE LENDER (AND THE LENDER LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).

     9-14. DEFINITIONS. All capitalized terms herein shall have the meaning attributed thereto in EXHIBIT 9-14 herein.

                                                ("BORROWER")

                                      MCK COMMUNICATIONS, INC.

                                      By: /s/ Paul Zurlo
                                         ---------------------------------------

                                      Print Name: Paul Zurlo
                                                 -------------------------------

                                      Title: CFO
                                            ------------------------------------


                                      MCK TELECOMMUNICATIONS INC.

                                      By: /s/ Paul Zurlo
                                         ---------------------------------------

                                      Print Name: Paul Zurlo
                                                 -------------------------------

                                      Title: CFO
                                            ------------------------------------


                                                ("LENDER")

                                      BANKBOSTON, N.A.

                                      By: /s/ Steven C. Buzzell
                                         ---------------------------------------

                                      Print Name: Steven C. Buzzell
                                                 -------------------------------

                                      Title: Vice President
                                            ------------------------------------

                                    EXHIBITS

     The following Exhibits to this Loan and Security Agreement are respectively described in the Section indicated below. Those schedules for which no information has been inserted or provided shall be deemed to read "None."

     Exhibit 4-3       - Intellectual Property                            ss.4-3

     Exhibit 4-4       - Insurance Policies                               ss.4-4

     Exhibit 4-5       - Licenses                                         ss.4-5

     Exhibit 5-10      - Financial Covenants                             ss.5-10

     Exhibit 9-14      - Definitions                                     ss.9-14

                                  EXHIBIT 5-10
                               FINANCIAL COVENANTS

1. LEVERAGE RATIO. The Borrower shall not permit, as of the last day of each month, the ratio computed by dividing (A) Borrower's Unsubordinated Liabilities (as defined herein), by (B) the Borrower's Tangible Capital Base (as defined herein), to be greater than 0.75 to 1.0.

2. QUICK RATIO. The Borrower shall not permit, as of the last day of each month, the ratio computed by dividing (A) Borrower's Quick Assets (as defined herein), by (B) the Borrower's Current Liabilities (as defined herein), to be less than 2.0 to 1.0.

3. NET INCOME/LOSS. The Borrower shall show a minimum net profit (maximum loss) as described below: (i) during Fiscal Year 1999, a maximum cumulative loss of $300,000.00, which shall be tested on the last day of the fourth quarter of such fiscal year, (ii) during Fiscal Year 2000, a minimum net profit of $1.00 for each two quarter period, which shall be tested on a rolling consecutive quarter basis, and (iii) during Fiscal Year 2000, a minimum net profit of $1.00 for such fiscal year, which shall be tested on the last day of fourth quarter of such fiscal year.

4. CASH FLOW COVERAGE RATIO. The Borrower shall maintain, to be tested as of the last day of each quarter, commencing with the last day of the third quarter of Fiscal Year 1999, the ratio computed by dividing (A) Borrower's EBITDA minus cash taxes (measured for the preceding two (2) quarters), by
     (B) Borrower's Consolidated Total Debt Service (measured for the quarter ending on the test date, PLUS the Borrower's projected

     Consolidated Total Debt Service for the quarter beginning after the test date), of not less than 1.50 to 1.0.

                                  EXHIBIT 9-14
                                   DEFINITIONS

     As herein used, the following terms have the following meanings or are defined in the section of the within Agreement so indicated:

     "ACCEPTABLE ACCOUNTS": (a) Such of the Borrower's Accounts and Accounts
          Receivable (as defined below) as arise in the ordinary course of the Borrower's business for goods sold and/or services rendered by the Borrower, which Accounts and Accounts Receivable have been determined by the Lender to be satisfactory and have been earned by performance and are owed to the Borrower by such of the Borrower's trade customers as the Lender determines to be satisfactory, in the Lender's sole discretion in each instance.

               (b) The following is a partial listing of those types of accounts or accounts receivable which are not Acceptable Accounts:

                    (i) Any which is more than 90 days past invoice date as shown on the agings of the Borrower's accounts receivable furnished the Lender from time to time (each of which agings shall be prepared in accordance with generally accepted auditing standards).

                    (ii) Any Account with an Account Debtor, which, when aggregated with all of the accounts of that Account Debtor, exceeds 20% of the then aggregate of Acceptable Accounts.

                    (iii) Any which arises out of the sale by the Borrower of goods consigned or delivered to the Borrower or to the Account Debtor on sale or return terms (whether or not compliance has been made with Section 2-326 of the Uniform Commercial Code).

                    (iv) Any which arises out of any sale made on a basis other than upon terms usual to the business of the Borrower.

                    (v) Any which arises out of any sale made on a "bill and hold," dating, a pre-billed basis, or delayed shipping basis.

                    (vi) Any which is owed by any governmental entity, or any Account Debtor whose principal place of business is not within the continental United States or the District of Columbia, or any which is pre-approved by Lender in writing (other than Bell Canada).

                    (vii) Any which is owed by any Related Entity.

                    (viii) Any as to which the Account Debtor holds or is entitled to any claim, counterclaim, set off, or chargeback, but only up to the amount of such claim, counterclaim, set off, or chargeback.

                    (ix) Any which is evidenced by a promissory note.

                    (x) Any which is due and payable to the Borrower in more than thirty (30) days from invoice.

                    (xi) Any which is owed by any person employed by, or a salesperson of, the Borrower.

                    (xii) Any which is owned by non-corporate entity.

                    (xii) Any which the Lender in its sole discretion considers unacceptable for any reason.

     "ACCOUNTS" and "ACCOUNTS RECEIVABLE" include, without limitation, "accounts" as defined in the UCC, and also all: accounts, accounts receivable, credit card receivables, notes, drafts, acceptances, and other forms of obligations and receivables and rights to payment for credit extended and for goods sold or leased, or services rendered, whether or not yet earned by performance; all "contract rights" as formerly defined in the UCC; all Inventory which gave rise thereto, and all rights associated with such Inventory, including the right of stoppage in transit; all reclaimed, returned, rejected or repossessed Inventory (if any) the sale of which gave rise to any Account.

     "ACCOUNT DEBTOR": has the meaning given that term in the UCC.

     "AFFILIATE": means, with respect to any two Persons, a relationship in which (a) one holds, directly or indirectly, not less than Twenty Five Percent (25%) of the capital stock, beneficial interests, partnership interests, or other equity interests of the other; or (b) one has, directly or indirectly, Control of the other; or (c) not less than Twenty Five Percent (25%) of their respective ownership is directly or indirectly held by the same third Person.

     "AGENT": means MCK Communications.

     "AVAILABILITY": refers at any time to the lesser of (i) or (ii), below, where:

          (i)  Is up to the result of the following:

               (A)  Two Million Dollars and No Cents ($2,000,000.00).

                    MINUS

               (B)  The then unpaid principal balance of the Revolving Credit.

                    MINUS

               (C) The aggregate amounts then undrawn on all outstanding Letters of Credit issued or incurred, or caused to be issued or incurred, by the Lender for the account and/or the benefit of the Borrower.

          (ii) Is up to the result of the following:

               (A) 80.0% of the face amount (determined by the Lender in the Lender's sole discretion) of each of the Borrower's Acceptable Accounts (as defined below), all as determined by the Lender in its sole discretion

                    MINUS

               (B)  The then unpaid principal balance of the Revolving Credit.

                    MINUS

               (C) The aggregate amounts then undrawn on all outstanding Letters of Credit issued or incurred, or caused to be issued or incurred, by the Lender for the account and/or the benefit of the Borrower, or advanced under corporate credit cards.

     "BANKRUPTCY CODE": Title 11, U.S.C., as amended from time to time.

     "BASE RATE": The higher of (a) the annual rate of interest announced from time to time by the Lender at its head office in Boston, Massachusetts as its "Base Rate" and (b) one half of one percent (1/2%) above the overnight federal funds effective rate as published by the Board of Governors of the Federal Reserve System, as in effect from time to time. Any change in such Base Rate shall be effective, for purposes of the calculation of interest due hereunder, when made effective generally by the Lender.

     "BORROWER": is defined in the Preamble.

     "BUSINESS DAY": any day other than (a) a Saturday, Sunday; (b) a day on which the Lender is not open to the general public to conduct business; or (c) a day on which banks in Boston, Massachusetts generally are not open to the general public for the purpose of conducting commercial banking business.

     "CAPITAL LEASE": any lease which may be capitalized in accordance with GAAP.

     "CHATTEL PAPER": has the meaning given that term in the UCC.

     "COLLATERAL": is defined in Section 3-1.

     "COMPLIANCE CERTIFICATE": is defined in Section 5-10.

     "CONSOLIDATED TOTAL DEBT SERVICE": shall mean, for any fiscal period with respect to the Borrower and its Affiliates, the sum of (a) Consolidated Total Interest Expense for such period, PLUS (b) any and all mandatory or required payments of principal in respect of Indebtedness of the Borrower and its Affiliates made or required to be made in such period.

     "CONSOLIDATED TOTAL INTEREST EXPENSE": shall mean, for any period, the aggregate amount of interest required to be paid or accrued by the Borrower and its Affiliates during such period on all Indebtedness of the Borrower and its Affiliates outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any Capital Lease, and including commitment fees, agency fees, facility fees, and other fees or expenses in connection with the borrowing of money.

     "CONTRACT RIGHTS": includes, without limitation, "contract rights" as now of formerly defined in the UCC and also any right to payment under a contract not yet earned by performance and not evidenced by an instrument or Chattel Paper.

     "CONTROL": Person(s) shall be deemed to Control another Person if such Person(s) directly or indirectly possess the power to direct or cause the direction of the management and policies of such other Person, whether through ownership of voting securities, by contract, or otherwise.

     "COSTS OF COLLECTION" includes, without limitation, all attorneys' reasonable fees and reasonable out-of-pocket expenses incurred by the Lender's attorneys, and all reasonable costs incurred by the Lender in the administration of the Liabilities and/or the Loan Documents, including, without limitation, reasonable costs and expenses associated with travel on behalf of the Lender, which costs and expenses are directly related to or in respect of the Lender's: administration and management of the Liabilities; negotiation, documentation, and amendment of any Loan Document; or efforts to preserve, protect, collect, or enforce the Liabilities, and/or the Lender's Rights and Remedies and/or any of the Lender's rights and remedies against or in respect of any guarantor or other person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). The Costs of Collection are Liabilities, and at the Lender's option may bear interest at the highest post-default rate which the Lender may charge the Borrower hereunder as if such had been lent, advanced, and credited by the Lender to, or for the benefit of, the Borrower.

     "CURRENT LIABILITIES": the total of all indebtedness of the Borrower which properly may be classified as current liabilities in accordance with GAAP, plus any Liabilities under the Revolving Credit and the Equipment Line.

     "DEBT": the aggregate amount of indebtedness of the Borrower which may be classified as "liabilities" in accordance with GAAP.

     "DOCUMENTS": has the meaning given that term in the UCC.

     "DOCUMENTS OF TITLE": has the meaning given that term in the UCC.

     "EBITDA": shall mean earnings before interest taxes depreciation and amortization, as defined in accordance with GAAP.

     "ENCUMBRANCE": each of the following:

               (a) security interest, mortgage, pledge, hypothecation, lien, attachment, or charge of any kind (including any agreement to give any of the foregoing); conditional sale or other title retention agreement; sale of accounts receivable or chattel paper; or other arrangement pursuant to which any Person is entitled to any preference or priority with respect to the property or assets of another Person or the income or profits of such other Person or which constitutes an interest in property to secure an obligation; each of the foregoing whether consensual or non-consensual and whether arising by way of agreement, operation of law, legal process or otherwise.

               (b) The filing of any financing statement under the UCC or comparable law of any jurisdiction.

     "EQUIPMENT" includes, without limitation, "equipment" as defined in the UCC, and also all motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, store fixtures, furniture, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of the Borrower's business, and any and all accessions, additions thereto, and substitutions therefor.

     "EQUIPMENT LINE": is defined in Section 2-2.

     "EQUIPMENT LINE AVAILABILITY": is defined in Section 2-2.
     "EQUIPMENT LINE AVAILABILITY END DATE": is defined in Section 2-2.

     "EQUIPMENT LINE TERMINATION DATE": is defined in Article 8.

     "ERISA": the Employee Retirement Security Act of 1974, as amended.

     "ERISA AFFILIATE": any Person which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which would be treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

     "EVENTS OF DEFAULT": is defined in Article 7.

     "FACILITY FEE": is defined in Section 2-7.

     "FIXTURES": has the meaning given that term in the UCC.

     "GAAP": principles which are consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made.

     "GENERAL INTANGIBLES" includes, without limitation, "general intangibles" as defined in the UCC; and also all: rights to payment for credit extended; deposits; amounts due to the Borrower; credit memoranda in favor of the Borrower; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of the Borrower to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; patents, patent applications, patents pending, and other intellectual property; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; manuals; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semi-conductors chips and printouts; trade secrets rights, copyrights, mask work rights and interests, and derivative works and interests; user, technical reference, and other manuals and materials; trade names, trademarks, service marks, and all good will relating thereto; applications for registration of the foregoing; and all other general intangible property of the Borrower in the nature of intellectual property; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by the Borrower or credit extended or services performed, by the Borrower, whether intended for an individual customer or the general business of the Borrower, or used or useful in connection with research by the Borrower.

     "GOODS": has the meaning given that term in the UCC.

     "INDEBTEDNESS": all indebtedness and obligations of or assumed by any
          Person: (i) in respect of money borrowed (including any indebtedness which is non-recourse to the credit of such Person but which is secured by an Encumbrance on any asset of such Person) or evidenced by a promissory note, bond, debenture or other written obligation to pay money; (ii) for the payment, deferred for more than Thirty (30) days, of the purchase price of goods or services (other than current trade liabilities of such Person incurred in the ordinary course of business and payable in accordance with customary practices); (iii) in connection with any Letters of Credit or acceptance transaction (including, without limitation, the face amount of all letters of credit and acceptances issued for the account of such Person or reimbursement on account of which such Person would be obligated);
          (iv) in connection with the sale or discount of accounts receivable or chattel paper of the Borrower; (v) on account of deposits or advances; and (vi) as lessee under Capital Leases. "Indebtedness" of any Person shall also include: (x) Indebtedness of others secured by an Encumbrance on any asset of such Person, whether or not such Indebtedness is assumed by such Person; (y) Any guaranty, endorsement, suretyship or other undertaking pursuant to which that Person may be liable on account of any obligation of any third party; and (z) the Indebtedness of a partnership or joint venture in which such Person is a general partner or joint venturer.

     "INDEMNIFIED PERSON": is defined in Section 9-9.

     "INSTRUMENTS": has the meaning given that term in the UCC.

     "INVENTORY" includes, without limitation, "inventory" as defined in the UCC and also all: packaging, advertising, and shipping materials related to any of the foregoing, and all names or marks affixed or to be affixed thereto for identifying or selling the same; Goods held for sale or lease or furnished or to be furnished under a contract or contracts of sale or service by the Borrower, or used or consumed or to be used or consumed in the Borrower's business; Goods of said description in transit: returned, repossessed and rejected Goods of said description; and all documents (whether or not negotiable) which represent any of the foregoing.

     "LEASE": any lease or other agreement, no matter how styled or structured, pursuant to which the Borrower is entitled to the use or occupancy of any space.

     "LIEN": any Encumbrance as defined herein.

     "LENDER": is defined in Preamble.

     "LETTERS OF CREDIT": any Letters of Credit procured by the Lender for the account of the Borrower.

     "LIABILITIES" includes, without limitation, all and each of the following, whether now existing or hereafter arising:

               (a) Any and all direct and indirect liabilities, debts, and obligations of the Borrower to the Lender, each of every kind, nature, and description.

               (b) Each obligation to repay any loan, advance, indebtedness, note, obligation, overdraft, or amount now or hereafter owing by the Borrower to the Lender (including all future advances whether or not made pursuant to a commitment by the Lender), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, Indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which the Lender may hold against the Borrower.

               (c) All notes and other obligations of the Borrower now or hereafter assigned to or held by the Lender, each of every kind, nature, and description.

               (d) All interest, fees, and charges and other amounts which may be charged by the Lender to the Borrower and/or which may be due from the Borrower to the Lender from time to time.

               (e) All costs and expenses incurred or paid by the Lender in respect of any agreement between the Borrower and the Lender or instrument furnished by the Borrower to the Lender (including, without limitation, Costs of Collection, attorneys' reasonable fees, and all court and litigation costs and expenses).

               (f) Any and all covenants of the Borrower to or with the Lender and any and all obligations of the Borrower to act or to refrain from acting in accordance with any agreement between the Borrower and the Lender or instrument furnished by the Borrower to the Lender.

     "LINES OF CREDIT": individually and collectively, the Revolving Credit and the Equipment Line.

     "LOAN ACCOUNT": the account maintained on Lender's books in which a record will be kept of all loans and advances hereunder and payments thereon, and all calculations of interest fees or other costs as provided hereunder.

     "LOAN DOCUMENTS": the within Agreement, each instrument and document executed and/or delivered in connection with the arrangements contemplated hereby, as each may be amended from time to time.

     "MASTER NOTE": is defined in Section 2-4.

     "NET INCOME": is defined as the Borrower's net profit, after taxes, computed in accordance with GAAP.

     "NET WORTH": is defined as stockholders equity (or deficit) determined in accordance with GAAP.

     "OFFICER'S CERTIFICATE": is defined in Section 5-7.

     "PERSON": any natural person, and any corporation, trust, partnership, joint venture, or other enterprise or entity.

     "PROCEEDS": include, without limitation, "Proceeds" as defined in the UCC
          (defined below), and each type of property described in Section 3-1, above.

     "QUICK ASSETS": shall mean Borrower's cash and cash equivalents acceptable to the Lender, plus Accounts which are quick assets in accordance with GAAP.

     "RECEIPTS": all cash, cash equivalents, checks, and credit card slips and receipts as arise out of the sale of the Collateral.

     "RECEIVABLES COLLATERAL": the Borrower's Accounts, Accounts Receivable,
          Contract Rights, General Intangibles, Chattel Paper, Instruments, Documents of Title, Documents, Securities, letters of credit for the benefit of the Borrower, and bankers' acceptances held by the Borrower, and any rights to payment.

     "RELATED ENTITY": refers to (a) any Affiliate; and (b) any corporation, trust, partnership, joint venture, or other enterprise which: is a parent, brother-sister, subsidiary, or affiliate, of the Borrower; could have such enterprise's tax returns or financial statements consolidated with the Borrower's; could be a member of the same controlled group of corporations (within the meaning of Section 1563(a)(1), (2) and (3) of the Internal Revenue Code of 1986, as amended from time to time) of which the Borrower is a member; Controls or is Controlled by the Borrower or any Affiliate of the Borrower.

     "REQUIREMENT OF LAW": as to any Person: (a)(i) all statutes, rules, regulations, orders, or other requirements having the force of law and
          (ii) all court orders and injunctions, arbitrator's decisions, and/or similar rulings, in each instance ((i) and (ii)) of or by any federal, state, municipal, and other governmental authority, or court, tribunal, panel, or other body which has or claims jurisdiction over such Person, or any property of such Person, or of any other Person for whose conduct such Person would be responsible; (b) that Person's charter, certificate of incorporation, articles of organization, and/or other organizational documents, as applicable; and (c) that Person's by-laws and/or other instruments which deal with corporate or similar governance, as applicable.

     "REVOLVING CREDIT": is defined in Section 2-1.

     "REVOLVING CREDIT TERMINATION DATE": is defined in Article 8.

     "SECURITIES": has the meaning given that term in the UCC.

     "SUBORDINATED DEBT": all Indebtedness of the Borrower to any Person other than the Lender, which Indebtedness is specifically subordinated to the Liabilities, and which Indebtedness is approved by the Lender.

     "TANGIBLE CAPITAL BASE": is defined as Tangible Net Worth plus Subordinated
          Debt, plus deferred dividends.

     "TANGIBLE NET WORTH": is defined as Net Worth (as defined herein), less capitalized software and any other asset deemed by the Lender to be intangible.

     "TRANSFER" is defined in Section 6-1.

     "UCC": the Uniform Commercial Code as presently in effect in Massachusetts
          (Mass. Gen. Laws, Ch. 106).

     "UNSUBORDINATED LIABILITIES": shall be defined as Debt less Subordinated
          Debt.